UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

BIG 5 SPORTING GOODS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 536-0611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BGFV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 26, 2025, Big 5 Sporting Goods Corporation, a Delaware corporation (“Big 5” or the “Company”), held an in person special meeting of its stockholders (the “Special Meeting”) to consider the proposals identified in the definitive proxy statement of Big 5 prepared in connection with the Merger Agreement (as defined below) and filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 8, 2025, which was first mailed to Big 5’s stockholders on August 13, 2025.

As of the close of business on August 7, 2025, the record date for the Special Meeting, there were 22,918,921 shares of Big 5 common stock, par value $0.01 per share (“Common Stock”), issued and outstanding and entitled to vote at the Special Meeting. At the Special Meeting, a total of 14,285,424 shares of Common Stock, representing approximately 62.33% of the shares of Big 5 Common Stock issued and outstanding and entitled to vote, were present or represented by proxy at the Special Meeting, constituting a quorum to conduct business. The tables below detail the final voting results for each proposal considered at the Special Meeting:

1.

Proposal No. 1 - The Merger Proposal: Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement” or “Agreement”), dated as of June 29, 2025, by and among Big 5; Worldwide Sports Group Holdings LLC, a Delaware limited liability company (“Parent”); WSG Merger LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Parent (“Merger Sub”); and, solely for purposes of Section 9.13 of the Merger Agreement, Worldwide Golf Group LLC, a Delaware limited liability company, pursuant to which Merger Sub will be merged with and into Big 5, with Big 5 surviving as a wholly owned subsidiary of Parent (the “Merger” and such proposal, the “Merger Proposal”).

The Merger Proposal was approved by the requisite vote of Big 5’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,160,662	1,965,126	159,636	0

2.

Proposal No. 2 - The Merger Compensation Proposal: To approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Big 5’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”).

The Merger Compensation Proposal was approved by the requisite vote of Big 5’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,128,179	4,834,765	322,480	0

3.

Proposal No. 3 - The Adjournment Proposal: To approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Adjournment of the Special Meeting was deemed not necessary because there was a quorum present and there were sufficient proxies at the time of the Special Meeting to approve the Merger Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,231,573	1,849,722	204,129	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2025	BIG 5 SPORTING GOODS CORPORATION

	By:	/s/ Barry D. Emerson
	Name:	Barry D. Emerson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer